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                                                                   EXHIBIT 99(d)
                        KEYCORP STUDENT LOAN TRUST 2002-A

                              OFFICER'S CERTIFICATE


Key Consumer Receivables LLC              JPMorgan Chase Bank
c/o Key Bank USA, National Association    One Bank One Plaza, Suite 0126
800 Superior Ave, 4th Floor               Chicago, IL  60670
Cleveland, Ohio 44114                     Attn: Corporate Trust Administration
ATTN: President, KER                      Phone: (312) 407-0192
Phone: (216) 828-4293                     Fax:   (312) 407-1708
Fax:   (216) 828-9301

AMBAC Financial Group, Inc                Key Bank USA, National Association
One State Street Plaza                    800 Superior Ave, 4th Floor
New York, NY 10004                        Cleveland, Ohio 44114
ATTN: Surveillance; CAB Securities        ATTN: President, KER
Phone  (212) 208-3177                     Phone: (216) 828-4293
Fax:   (212) 363-1459                     Fax:   (216) 828-9301


JPMorgan Chase Bank
4 New York Plaza 6th Floor
New York, NY 10004
ATTN: ABS Administration
Phone: (212) 623-5437
Fax:   (212) 623-5933

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Consumer Receivables LLC, as Depositor, Key Bank USA, National Association, as Master Servicer and Administrator, KeyCorp Student Loan Trust 2002-A, as Issuer, and JPMorgan Chase Bank, successor in interest to Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee, dated as of September 1, 2002 (the "Agreement"), the undersigned hereby certifies that
(i) a review of the activities of the Administrator from January 1, 2003 through December 31, 2003, and of its performance under the Agreement has been made, and
(ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.

                                      Key Bank USA, National Association,
                                      as Administrator


                                      by:
                                               /S/ DARLENE H. DIMITRIJEVS
                                      ------------------------------------------
Date: February 19, 2004               Name:  Darlene H. Dimitrijevs, CPA
                                      Title: Senior Vice President


                                      by:
                                               /S/ DEBRA S. FRONIUS
                                      ------------------------------------------
                                      Name:  Debra S. Fronius
                                      Title: Vice President